Adelaide Agribusiness Centre
908 UB, 22-28 King William Street
Adelaide
SA 5000
Ph: 08 8407 6181
Fax: 08 8407 6280

BANK COPY

4 April 2018

The Secretary
S&W Seed Company Australia Pty Ltd
PO Box 69
STIRLING SA 5152

Business Letter of Advice for S&W Seed Company Australia Pty Ltd ACN/ARBN/ABN 061 114 814 ("you")

I'm writing today to let you know of some changes that are being made to your facilities. Please review the changes as detailed at the end of this letter and then read below to understand when these changes will take effect.

Unless otherwise stated, these changes take effect once we receive a signed copy of this letter duly signed, provided we receive it within 30 days of the date of this letter.

We recommend that you keep this letter in a safe place in case you want to refer to it in the future.

If you have any questions, please feel free to call me on 08 8407 6181. I'd be happy to help.

Thank you again for choosing to work with NAB.

Sincerely,

Barry Wilhelm
Senior Agribusiness Manager

BA36

Changes to facilities

The information in this letter is current as at the date of this letter and some of this information may be subject to change. Words printed like This have the same meaning as they do in your current terms and conditions. This letter is a Transaction Document for the purposes of your Agreement with NAB.

Facility	Farmers Choice Farm Management Account Overdraft
Account Number	85-772-6783
Facility Limit Change	The facility limit for this facility will change.
	New Facility Limit: $1,000,000.00
	It is your responsibility to ensure that the new facility limit is not exceeded.

Facility	Trade Refinance Facility
Existing Facility Limit	AUD 12,000,000.00
Extension	This facility will be extended.
	New expiry date 31/03/2020
	If this facility is subject to financial, reporting or other covenants or undertakings, we may review your compliance with those covenants or undertakings separately. This letter is not a waiver of any rights we may have if those covenants or undertakings are not met.

Changes to Covenants

Additional Lending Covenants

Minimum interest cover of 1.25 times (Earnings Before Interest , Tax Depreciation and Amortisation (EBITDA) / Total Interest Expense) as measured for the 12 month period ending on 30th June annually for S&W SEED COMPANY AUSTRALIA PTY LTD. Measured on receipt of annual prepared financial statements.

Borrowing Base Facility agreed Inventory 'Selling Price' for all S&W Seed Company Australia Pty Ltd approved seed stock value calculations is to be confirmed quarterly by S&W Seed Company Australia Pty Ltd presentation to the Bank of next quarter forward sale invoices for each seed variety evidencing an actual Sales Price at or above the annual 31 March 2018 Bank agreed Selling Price. Should forward sales prices be below the current agreed Selling Price the Bank has the right to re-set the agreed Selling Price for S&W Seed Company Australia Pty Ltd Borrowing Base Facility security calculations.

These additional lending covenants apply in relation to all facilities provided to you by NAB.

All other lending covenants set out in your Agreement (as amended from time to time), remain in place.

Lending Covenants to be removed

Minimum interest cover of 1.5 times as measured for the 12 month period ending on 30th June annually for SEED GENETICS INTERNATIONAL PTY LTD. Measured on receipt of annual prepared financial statements.

These lending covenants no longer apply. Please note that all other lending covenants set out in your Agreement (as amended from time to time), remain in place.

Fees and charges

The following fees are payable by you immediately on your acceptance of this letter.

Unless otherwise stated, these fees are in addition to any other fees set out in the terms and conditions applicable to any of the facilities and any other fees listed in the relevant fees guide.

Estimate of NAB's credit fees and charges

Company search fee	$ 40.00
Estimate of Government charges (payable to the relevant government department)	
Title search fee	$ 56.50
Estimate of total amount of credit fees and charges to establish the *facilities* (as far as can be ascertained now). These fees (if any) are payable by you immediately (unless NAB otherwise tells you), if not already paid. Any additional fees and charges to establish the *facilities* will be advised to you and are payable promptly when NAB asks.	$ 96.50

Acceptance

To accept this Letter of Advice, you must sign the duplicate and return it to us before any deadline for acceptance set out at the start of this letter.

If provision is made for guarantors to sign the duplicate of this letter, then each such guarantor must also sign the duplicate.

By executing this document, you:

1. accept each change set out in this letter;
2. acknowledge and agree that, unless otherwise expressly stated, all security provided to NAB remains in place, and can continue to be relied on by NAB, including in relation to any facility varied by this letter; and
3. confirm that you understand that any secured property will be at risk if the borrower or any guarantor defaults.

Signed by the Borrower

Signature Section for Companies

S&W Seed Company Australia Pty Ltd

Customer Company Name (BLOCK LETTERS)

Executed by the company named above in accordance with Section 127 of the Corporations Act 2001 (Cwlth)

Signature	Signature
Full name (BLOCK LETTERS)	Full name (BLOCK LETTERS)
Director / Secretary*	Director
Office Held	Office Held
Date	Date

☐ * Please tick here if you are signing as Sole Director and Sole Company Secretary